As filed with the Securities and Exchange Commission on September 3, 2020

 Registration No.

333-239799

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREENBOX POS

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

22-3962936

(I.R.S. Employer Identification Number)

8880 Rio San Diego Dr., Suite 102

San Diego, CA 92108

(Address of Registrant's principal executive offices, including zip code)

2020 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

(Full title of the Plan)

Ben Errez

716 Seneca Heights, Las Vegas, NV 89081

(213) 625 - 1200

(Name, address, and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 Par Value[1]	10,000,000	$0.05	$500,000	$64.90

1

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Greenbox POS (the “Registrant” or the “Company”), which become issuable under the Greenbox POS 2020 Incentive and Nonstatutory Stock Option Plan (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of shares of common stock to be offered or sold pursuant to the employee benefit plan described herein.

2

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The calculation of the registration fee is based upon a per share price of $0.19, which was the average of the bid and asked price of the common stock of the Company on August 27, 2020 as reported for such date on OTCQB.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Greenbox POS (the “Company”) prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 10,000,000 shares of the Company’s common stock that may be issued pursuant to the Greenbox POS 2020 Incentive and Nonstatutory Stock Option Plan (the Plan”), which common stock is in addition to the 10,000,000 shares of common stock registered by us on a registration statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on July 10, 2020 (File No. 333-239799) (the “Prior Registration Statement”). This Registration Statement includes 10,000,000 shares which were inadvertently omitted from the Prior Registration Statement. The number of shares of common stock reserved under the Plan is 20,000,000.

This registration statement relates to the same class as those to which the Prior Registration Statements relate and is filed pursuant to Instruction E of the General Instructions to Form S-8 regarding registration of additional securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of shares of common stock under the Plan and except as otherwise set forth in this registration statement, are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

1.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on May 15, 2020; the Company’s Current Report on Form 8-K filed on May 15, 2020; the Company’s Current Report on Form 8-K filed on May 27, 2020; the Company’s Quarterly Report on Form 10-Q filed on May 28, 2020; the Company’s Current Report on Form 8-K filed on June 8, 2020; the Company’s Current Report on Form 8-K filed on June 18, 2020; the Company’s Quarterly Report on Form 10-Q filed on August 14, 2020;

2.

The description of the Company’s common stock contained in the Company’s Registration Statement on Form S-1 filed on February 12, 2008, as amended on June 16, 2008, and on Form 8-A12B filed on April 29, 2009.

All reports and documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

4.1	2020 Incentive and Nonstatutory Stock Option Plan
5.1	Opinion of FitzGerald Yap Kreditor LLP
23.1	Consent of Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on August 31, 2020.

Greenbox POS

/s/ Fredi Nisan

By: Fredi Nisan

Its: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Fredi Nisan

By: Fredi Nisan

Its: Chief Executive Officer (Principal Executive Officer)

Date: August 31,2020

/s/ Ben Errez

By: Ben Errez

Its: Chairman of the Board and Executive Vice President (Principal Financial Officer)

Date: August 31,2020

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on August 31, 2020.

Greenbox POS

/s/ Fredi Nisan

By: Fredi Nisan

Its: Chief Executive Officer